Exhibit 10.5

WALTER ENERGY, INC.

2014 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

(50% vesting on 2nd and 3rd anniversaries of Date of Grant)

THIS AGREEMENT (the “Agreement”), is made effective as of                          (the “Date of Grant”), between Walter Energy, Inc., a Delaware corporation, or any successor thereto (the “Company”) and                            (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are incorporated herein by reference and made a part of this Agreement; and

WHEREAS, the Committee (as defined below) has determined that it would be in the best interests of the Company and its stockholders to grant the Restricted Stock Units (as defined in the Plan) provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.                                      Definitions.  Whenever the following terms are used in this Agreement, they shall have the meanings set forth below.  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a)         Cash Value: The term “Cash Value” shall have the meaning set forth in Section 4 of this Agreement.

(b)         CIC Per Share Price: The term “CIC Per Share Price” shall mean the price per Share paid for one Share in the Change in Control transaction (with the value of any security that is paid as consideration in the Change in Control determined by the Committee as of the date of such Change in Control).

(c)          DD Termination Fraction: The term “DD Termination Fraction” shall mean (x) for any applicable Termination occurring prior to the First Vesting Date, a fraction the numerator of which equals the number of days that have elapsed from the Date of Grant through the Termination Date, and the denominator of which equals 1095; and (y) for any applicable Termination occurring after the First Vesting Date but prior to the Second Vesting Date, a fraction the numerator of which equals the number of days that have elapsed from the First Vesting Date through the Termination Date, and the denominator of which equals 365.

(d)         Employment: The term “Employment” shall mean the Participant’s employment as an employee of the Company or any of its Affiliates or Subsidiaries.

(e)          First Vesting Date: The term “First Vesting Date” shall have the meaning set forth in Section 3 of this Agreement.

(f)           Immediate Family Members: The term “Immediate Family Members” shall have the meaning set forth in Section 10(b) of this Agreement.

(g)          Plan: The term “Plan” shall mean the Walter Energy, Inc. 2014 Long-Term Incentive Plan, as amended from time to time.

(h)         Protected Information.  The term “Protected Information” shall mean trade secrets, confidential and proprietary business information of the Company and its Subsidiaries, and any other information of the Company and its Subsidiaries, including, but not limited to, customer lists (including potential customers), sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company and its Subsidiaries and their respective agents or employees, including the Participant; provided, however, that information that is in the public domain (other than as a result of a breach of this Agreement), approved for release by the Company or a Subsidiary or lawfully obtained from third parties who are not bound by a confidentiality agreement with the Company or such Subsidiary, is not Protected Information.

(i)             Second Vesting Date: The term “Second Vesting Date” shall have the meaning set forth in Section 3 of this Agreement.

(j)            Share: The term “Share” shall mean a share of Common Stock, subject to adjustment as set forth in the Plan.

(k)         RSUs: The term “RSUs” shall have the meaning set forth in Section 2 of this Agreement.

(l)             Termination Date: The term “Termination Date” shall mean the date upon which the Participant incurs a Termination for any reason.

(m)     WC Termination Fraction: The term “WC Termination Fraction” shall mean a fraction determined as follows, based on the applicable Termination Date:

Termination Date	WC Termination Fraction
Prior to first anniversary of the Date of Grant	¼
On or after first anniversary of the Date of Grant but prior to the First Vesting Date	½
On or after First Vesting Date but prior to the Second Vesting Date	1

2.                                      Grant of Restricted Stock Units.  Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant the number of Restricted Stock Units set forth on the signature page attached hereto (the “RSUs”) (with each RSU representing an unfunded, unsecured right to receive one Share subject to Section 4 hereof), subject to adjustment as set forth in the Plan; provided, however, that such grant shall be forfeited in the event the Participant does not execute this Agreement within the time period specified by the Company.  The RSUs shall vest and settle in accordance with Sections 3, 5 and 6 hereof, subject to Section 4 hereof.

3.                                      Vesting.  Provided that the Participant has not undergone a Termination prior to the applicable vesting date, fifty percent (50%) of the RSUs shall vest on the second anniversary of the Date of Grant (such date, the “First Vesting Date”) and the remaining fifty percent (50%) of the RSUs shall vest on the third anniversary of the Date of Grant (such date, the “Second Vesting Date”); provided, that if the RSUs are not evenly devisable by two, then no fractional units shall vest and the installments shall be as equal as possible with the smaller installment vesting first.

4.                                      Change in Control.  Upon any Change in Control that occurs prior to the Participant’s Termination, from and after any such Change in Control, each RSU shall instead represent an unfunded, unsecured right to receive a cash payment equal to the CIC Per Share Price (the “Cash Value”), payable in accordance with Section 6 hereof.

5.                                      Termination of Employment.

(a)         General.  If the Participant incurs a Termination for any reason, including, without limitation, retirement, except as set forth in Section 5(b) and (c) below, (x) the RSUs shall, to the extent not then vested or previously forfeited, immediately be forfeited without any further action by the Company or the Participant, and without any payment of consideration therefor and (y) any and all rights the Participant has to receive the Cash Value shall cease as of the Termination Date.

(b)         Death or Disability.  If the Participant incurs a Termination due to death or Disability, a number of RSUs shall vest, as of such Termination Date, equal to the number of unvested RSUs as of such Termination Date multiplied by the applicable DD Termination Fraction.

(c)          Termination without Cause.  If the Participant incurs a Termination by the Company or any of its Subsidiaries without Cause (other than due to death or Disability), a number of RSUs shall vest, as of such Termination Date, equal to the number of unvested RSUs as of such Termination Date multiplied by the applicable WC Termination Fraction.

6.                                      Settlement of RSUs.

(a)         RSUs that have vested on or prior to the First Vesting Date shall be settled by the Company on or as soon as practicable (and in no event more than thirty (30) days) following the First Vesting Date by delivery to the Participant of one Share for each vested RSU or, if such settlement occurs following a Change in Control, by payment to the Participant of the Cash Value of such RSU.

(b)         RSUs that have vested following the First Vesting Date shall be settled by the Company on or as soon as practicable (and in no event more than thirty (30) days) following the Second Vesting Date by delivery to the Participant of one Share for each vested RSU or, if such settlement occurs following a Change in Control, by payment to the Participant of the Cash Value of such RSU.

(c)          Following delivery of Shares, or payment of the Cash Value, as applicable, in settlement of an RSU, the Participant shall have no further rights with respect to such RSU.

7.                                      Restrictive Covenants.

(a)         The Participant acknowledges and recognizes the highly competitive nature of the business of the Company and its Subsidiaries and accordingly agrees as follows:

(i)  Confidentiality. The Company has advised the Participant and the Participant acknowledges that it is the policy of the Company and its Subsidiaries to maintain as secret and confidential all Protected Information, and that Protected Information has been and will be developed at substantial cost and effort to the Company and its Subsidiaries. All Protected Information shall remain confidential permanently and the Participant shall not at any time, directly or indirectly, divulge, furnish, or make accessible to any Person (otherwise than as may be required in the regular course of the Participant’s Employment), nor use in any manner, either during the term of Employment or after termination, at any time, for any reason, any Protected Information, or cause any such information of the Company or any of its Subsidiaries to enter the public domain;

(ii)  Non-Solicitation.  During the term of Employment and for a period of twelve (12) months after the Participant’s Employment terminates for any reason, the Participant shall not (i) employ or retain or solicit for employment or arrange to have any other Person employ or retain or solicit for employment or otherwise participate in the employment or retention of any Person who is an employee of the Company or any of its Subsidiaries or (ii) call upon, solicit, write, direct, divert, influence or accept business (either direct or indirectly) with respect to any account or customer or prospective customer of the Company or any entity controlling, controlled by, under common control with or otherwise related to the Company or any of its affiliated entities; and

(iii)  Non-Disparagement.  At all times, the Participant agrees not to disparage the Company or any of its Subsidiaries or employees or otherwise make comments harmful to the Company’s reputation.

(b)         Injunctive Relief.  The Participant acknowledges and agrees that a violation of any of the terms of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available.  Accordingly, it is agreed that the Company or any of its Subsidiaries shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

(c)          Blue Pencil.  The Participant and the Company agree that the covenants contained in this Agreement are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

8.                                      Rights as a Stockholder; Book Entry.  The Participant shall not have any rights of a common stockholder of the Company unless and until the Participant receives and becomes the record holder of the Shares pursuant to Section 6 above.  The Company shall recognize the Participant’s ownership of Shares through uncertificated book entry. Upon delivery to the Participant of the Shares pursuant to Section 6, the Participant’s name shall be registered and recorded in the stock transfer book and records maintained by the Company or a transfer or clearing agent designated by the Company.

9.                                      No Right to Continued Employment.  Neither the Plan nor this Agreement nor the granting of the RSUs hereunder shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate.  Further, the Company or any Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

10.                               Transferability.

(a)         The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws or descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(b)         Notwithstanding the foregoing and subject to Section 14(b) of the Plan, the RSUs may be transferred to: (i) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (ii) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (iii) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (iv) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes; provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

11.                               Withholding.

(a)         The Participant shall be required to pay to the Company or any Affiliate, and the Company shall have the right and is hereby authorized to withhold, from any Shares, any Cash Value or from any compensation (including from payroll or any other amounts payable to the Participant) the amount (in cash, Shares, or other property) of any required withholding or other taxes in respect of a Restricted Stock Unit award, and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and other taxes; provided, however, that no amounts shall be withheld in excess of the Company’s statutory minimum withholding liability.

(b)         Without limiting the generality of the foregoing, to the extent permitted by the Committee, the Participant may, subject to applicable law, satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares held by the Participant (which are fully vested and not subject to any pledge or other security interest) or by having the Company withhold from the number of Shares otherwise issuable to the Participant hereunder Shares with a Fair Market Value not in excess of the statutory minimum withholding liability.  The Participant agrees to make adequate provision for any sums required to satisfy all applicable federal, state, local and foreign tax withholding obligations of the Company which may arise in connection with this Restricted Stock Unit award.

12.                               Securities Laws.  With respect to any RSUs and the issuance of Shares pursuant to Section 6, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws, the Plan or with this Agreement.

13.                               Notices.  Any notice necessary under this Agreement shall be addressed to the Company in care of its General Counsel, addressed to the principal office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

14.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

15.                               RSUs Subject to Plan.  The Participant acknowledges that the Participant has received and read a copy of the Plan.  The RSUs are subject to the terms and provisions of the Plan, as may be amended from time to time, and which are hereby incorporated by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

16.                               Amendment. Subject to Section 13(b) of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Agreement, prospectively or retroactively (including after the Participant’s Termination); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of the Participant hereunder shall not to that extent be effective without the consent of the Participant.

17.                               Compliance with Section 409A.  This Agreement is intended to comply with Section 409A of the Code and will be interpreted accordingly.  References under this Agreement to the Participant’s termination of employment shall be deemed to refer to the date upon which the Participant has experienced a “separation from service” within the meaning of

Section 409A of the Code.  Notwithstanding anything herein to the contrary, (i) if at the time of the Participant’s termination of employment with the Company and its Affiliates the Participant is a “specified employee” as defined in Section 409A of the Code and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months following such termination of employment (or the earliest date as is permitted under Section 409A of the Code) and (ii) if any other payments of money or other benefits due to the Participant hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Board, that does not cause such an accelerated or additional tax.  The Company shall consult with the Participant in good faith regarding the implementation of the provisions of this Section 17; provided, that neither the Company nor any of its employees or representatives shall have any liability to the Participant with respect to thereto.

18.                               Entire Agreement.  This Agreement and the Plan constitute the entire understanding between the Participant and the Company regarding the RSUs and any Cash Value that may become payable.  This Agreement and the Plan supersede any prior agreements, commitments or negotiations concerning the RSUs.

19.                               Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the date set forth on the Company’s signature page.

Participant

Name:

Agreed and accepted:

WALTER ENERGY, INC.

By:
Its:

Restricted Stock Units:	[Number of RSUs]

[Signature Page – RSU Agreement ([Name of Participant])]